Exhibit 21.1

WYNDHAM HOTELS & RESORTS, INC.
SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries of Wyndham Hotels & Resorts, Inc. as of December 31, 2024:

Name	Jurisdiction of Organization
Wyndham Hotel Group, LLC	Delaware
La Quinta Holdings Inc.	Delaware
La Quinta Intermediate Holdings L.L.C.	Delaware
Lodge Holdco II L.L.C.	Delaware
La Quinta Franchising LLC	Nevada
Ramada Worldwide Inc.	Delaware
WHG Caribbean Holdings, Inc.	Delaware
La Quinta Worldwide, LLC	Nevada
Wyndham Asia Caribbean Holdings Ltd.	Jersey
Days Inn Worldwide, Inc.	Delaware
Wyndham Properties S.a.r.l.	Luxembourg
Wyndham Hotels and Resorts, LLC	Delaware
Wyndham Franchisor, LLC	Delaware
U.S. Franchise Systems, Inc.	Delaware
AmericInn International, LLC	Minnesota
Super 8 Worldwide, Inc.	South Dakota
Baymont Franchise Systems, Inc.	Delaware
WHR Europe, Inc.	Delaware
Wyndham Hotel Asia Pacific Co. Limited	Hong Kong
LQ Management L.L.C.	Delaware
Microtel Inns and Suites Franchising, Inc.	Georgia
Fen International Corp.	British Virgin Islands
WHG (Jersey) Limited	Jersey
Wyndham Hotel Management, Inc.	Delaware
Dolce International Holdings, Inc.	Delaware
Hawthorn Suites Franchising, Inc.	Georgia
Wingate Inns International, Inc.	Delaware
Travelodge Hotels, Inc.	Delaware
Ramada International, Inc.	Delaware
Wyndham Hotel Management (Beijing) Co., Ltd.	China

Omitted from the list are the names of subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as defined in SEC Regulation S-X.

Exhibit 21.1
(continued)
WYNDHAM HOTELS & RESORTS, INC.
CORPORATION ASSUMED NAMES REPORT

Entity Name	Assumed Name
Hawthorn Suites Franchising, Inc.	Hawthorn Suites by Wyndham
LQ Management L.L.C.	La Quinta Inn
Microtel Inns and Suites Franchising, Inc.	Microtel Inn by Wyndham
Microtel Inns and Suites Franchising, Inc.	Microtel Inn & Suites by Wyndham
Microtel Inns and Suites Franchising, Inc.	MISF
Wingate Inns International, Inc.	Wingate by Wyndham
Wyndham Hotel Management, Inc.	Wyndham Management Company
Wyndham Hotel Management, Inc.	Wyndham Orlando Resort
Wyndham Hotels and Resorts, LLC	Wyndham Garden
Wyndham Hotels and Resorts, LLC	Wyndham Grand